EXHIBIT 99.1

FOR IMMEDIATE RELEASE

OPENTV ANNOUNCES ACQUISITION OF ACTV AND PURCHASE OF

WINK COMMUNICATIONS FROM LIBERTY BROADBAND

Mountain View, CA and New York, NY – September 26, 2002 – OpenTV Corp. (Nasdaq and Euronext Amsterdam: OPTV) and ACTV, Inc. (Nasdaq: IATV) jointly announced today that OpenTV has agreed to acquire ACTV in a stock-for-stock merger. The merger is subject to approval of both OpenTV and ACTV shareholders and regulatory approval.

Under the terms of the agreement, each outstanding share of ACTV common stock will be exchanged in the merger for a fraction of an OpenTV Class A Ordinary Share equal to $1.65 divided by the then average market price of the OpenTV Class A Ordinary Shares, provided that if the average market price of an OpenTV Class A Ordinary Share is then less than $2.25 per share, it will be valued at $2.25 per share for this purpose and if the average market price of an OpenTV Class A Ordinary Share is then greater than $6.05 per share, it will be valued at $6.05 per share for this purpose. In the event that the average market price of the OpenTV Class A Ordinary Shares at the time of the merger is less than $0.80 per share then ACTV will have the right to terminate the merger agreement unless OpenTV elects to adjust the exchange ratio so that the ACTV shareholders receive not less than $0.584 per ACTV common share. The stock-for-stock merger will be a taxable transaction for ACTV shareholders. ACTV had approximately $59 million of cash and cash equivalents prior to contractual liabilities at August 31, 2002. The boards of directors of both OpenTV and ACTV have agreed to recommend the merger to their respective shareholders and key members of ACTV’s board and management have entered into agreements to vote their shares in favor of the transaction.

Separately, OpenTV announced that Liberty Broadband Interactive Television, Inc. (LBIT) has agreed to sell recently acquired Wink Communications, Inc. (Wink) to OpenTV for approximately $101 million in cash, representing LBIT’s costs to acquire Wink late last month. Wink had approximately $47 million of cash and cash equivalents prior to contractual liabilities at August 31, 2002. This transaction, which has been approved by OpenTV’s board of directors, is expected to be completed in the next few weeks. No regulatory or shareholder approvals are required prior to completing the transaction.

With these two transactions, OpenTV will be in a position to offer the global pay television industry state-of-the-art interactive television (iTV) solutions across virtually all technical platforms. OpenTV, when combined with ACTV and Wink, will have approximately $160 million of cash, no debt and a global footprint exceeding 35 million homes with one or more of its iTV products or services. Key iTV products and services offered by OpenTV will include interactive advertising and t-commerce, industry-leading middleware, enhanced media, interactive games, and a variety of iTV tools that enable content developers, programmers and advertisers a user-friendly way to enhance their programming and content for iTV. As a result of years of substantial research and development by the combined companies, OpenTV will have over 70 issued patents in the United States and over 160 issued patents internationally, with more than 580 additional pending patent applications worldwide. OpenTV will be a truly global enterprise with its technology, products and services deployed in over 50 pay television networks spanning 45 countries worldwide.

“ACTV and Wink have invested significant amounts of capital in developing cutting-edge technology to enable targeted advertising, interactive commerce, enhanced and multiplexed programming and related technologies and other services offered primarily to the U.S. cable and satellite industry. Integrating these technologies with OpenTV’s middleware business and international distribution should enable us to offer a much broader array of products and services to the global pay television industry. Synergy is an often over-used word but in this case substantial synergies are expected to result from consolidating the operations of these three independent publicly-traded iTV companies. We remain fully committed to offering cable and satellite operators around the world state-of-the-art iTV solutions on mutually beneficial terms and this series of transactions moves us one step closer on delivering on this promise,” said Mr. Peter C. Boylan III, Chairman of OpenTV and Chief Executive Officer of LBIT. “We are now looking forward to successfully bringing the products of these companies to market in a way that allows customers to depend upon OpenTV for one-stop shopping for quality iTV solutions.”

“Through the acquisition of ACTV and Wink, the breadth and reach of our product offerings will be expanded significantly,” said Mr. James Ackerman, OpenTV Chief Executive Officer. “The OpenTV management team is excited to complete these transactions so that we can offer our global customer base even better iTV solutions while realizing substantial cost savings. We are nearing completion of our previously announced restructuring plan and remain fully committed to being cash flow break even within the next several quarters.”

“We are very pleased that in an extraordinarily difficult market we were able to achieve a mutually beneficial transaction with OpenTV that will enable our shareholders to participate in a larger, stronger, diversified global iTV company,” said David Reese, Chief Executive Officer of ACTV. “We firmly believe that this opportunity is in the best interest of our shareholders. I am convinced that OpenTV will emerge as a visionary leader in interactive television and we look forward to being a part of OpenTV.”

OpenTV and ACTV will hold a conference call and associated Webcast today, September 26, 2002 beginning at 6:30 a.m. PDT. The dial-in number for the conference call is 712-257-0446 (pass code: 6788). A replay of the call will be available at 402-998-1383 (pass code: 6788) through October 3, 2002. The live and archived versions of the Webcast will be available on the Investor Relations section of OpenTV’s Web site at http://www.opentv.com.

About OpenTV

One of the world’s leading interactive television companies, OpenTV powers more than 27 million set-top boxes worldwide. The company provides a comprehensive suite of iTV solutions including operating middleware, web browser software, interactive applications, content creation tools, professional support services, and strategic consulting. OpenTV is headquartered in Mountain View, California, with regional offices throughout the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

About ACTV, Inc.

ACTV, Inc. is a digital media company providing proprietary technologies, tools, and technical and creative services for interactive TV advertising, personalized programming applications and enhanced media. For more information, visit www.actv.com.

About Liberty Broadband Interactive Television, Inc.

Liberty Broadband Interactive Television, Inc., is a newly formed subsidiary of Liberty Media Corporation (NYSE: L, LMC.B) focused on investing in and developing interactive services and products for advertisers, programmers and multi-channel video providers globally. Investments include OpenTV and Wink Communications. Liberty Media Corporation owns interests in a broad range of video programming, broadband distribution, interactive technology services, and communications businesses. Liberty Media and its affiliated companies operate in the United States, Europe, South America and Asia with some of the world’s most recognized and respected brands, including Encore, STARZ!, Discovery, USA, QVC, Court TV, and Sprint PCS.

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Liberty Media Corporation, OpenTV Corp. and their subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include, among others: the risks and factors described in the publicly filed documents of Liberty Media Corporation and OpenTV Corp., including the most recently filed Form 10-Q of Liberty Media Corporation and the most recently filed Form 20-F of OpenTV Corp.; general economic and business conditions and industry trends including in the advertising and retail markets; the continued strength of the industries in which we operate, including the interactive television industry; uncertainties inherent in proposed business strategies and development plans; rapid technological changes; future financial performance, including availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or the inability to comply with, government regulation, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings; changes in the nature of key strategic relationships with partners and joint ventures; competitor responses to the products and services of Liberty Media Corporation, OpenTV Corp. and their subsidiaries, and the overall market acceptance of such products and services, including acceptance of the pricing of such products and services. These forward-looking statements speak only as of the date of this press release. Liberty Media Corporation and OpenTV Corp. expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media Corporation’s or OpenTV Corp.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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OpenTV Contact	ACTV Contact	Liberty Media Contact
Gary J. Fuges, CFA	Christopher Cline	Mike Erickson
Director, Investor Relations	Senior Vice President & CFO	Vice President, Investor Relations
OpenTV Corp.	ACTV, Inc.	Liberty Media Corporation
650-429-5531	212-497-7000	877-772-1518